UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. ___)

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Coastal Financial Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 3, 2020

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Coastal Financial Corporation (the “Company”). We will hold the meeting at the Company’s offices located at 5415 Evergreen Way, Everett, Washington 98203, on Monday, May 18, 2020 at 6:00 p.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the annual meeting. Directors and officers of the Company, as well as a representative of Moss Adams LLP, the Company’s independent registered public accounting firm, will be present to respond to appropriate questions of shareholders.

It is important that your shares are represented at this meeting, whether or not you attend the annual meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to vote online or by telephone, or to complete and mail the enclosed proxy card. If you attend the annual meeting, you may vote in person even if you have previously voted online or by telephone or if you have mailed a proxy card.

We look forward to seeing you at the annual meeting.

Sincerely,

Eric M. Sprink

President and Chief Executive Officer

This proxy statement is first being sent to the shareholders of the Company on or about April 3, 2020.

NOTICE OF THE 2020 ANNUAL MEETING OF SHAREHOLDERS OF

COASTAL FINANCIAL CORPORATION

TIME AND DATE:	6:00 p.m., local time, on Monday, May 18, 2020.
PLACE:	Offices of the Company, 5415 Evergreen Way, Everett, Washington 98203.
ITEMS OF BUSINESS:	(1)	To elect Andrew P. Skotdal and Gregory A. Tisdel to serve for a term of three years until the 2023 annual meeting of shareholders;
	(2)	To ratify the selection of Moss Adams LLP by the Audit Committee of the Board of Directors as our independent registered public accounting firm for fiscal year 2020; and
	(3)	To transact such other business as may properly come before the annual meeting and any adjournment or postponement of the meeting.
RECORD DATE:

To vote, you must have been a shareholder at the close of business on March 16, 2020.  A complete list of such shareholders will be available for inspection at the Company’s offices in Everett, Washington during normal business hour for a period of 10 days prior to the 2020 annual meeting of shareholders.

Your vote is important.  It is important that your shares be represented and voted at the annual meeting. You can vote your shares online or by telephone, or by completing and returning the proxy card or voting instruction card sent to you. Voting instructions are printed on your proxy card or voting instruction card and are included in the accompanying proxy statement. You can revoke a proxy at any time before its exercise at the annual meeting by following the instructions in the proxy statement. Whether or not you plan to attend the annual meeting, please vote online or by telephone, or by marking, signing, dating and promptly returning the enclosed proxy card or voting instruction card.

By Order of the Board of Directors

Joel G. Edwards
Corporate Secretary

Everett, Washington
April 3, 2020

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 18, 2020

             This proxy statement and the Company’s Annual Report on Form 10-K for the year ended

                December 31, 2019 are available at www.coastalbank.com.

We intend to hold our annual meeting in person. However, we continue to monitor the situation regarding COVID-19 (Coronavirus) closely, taking into account guidance from the Center for Disease Control and Prevention and the World Health Organization. The health and well-being of our various stakeholders is our top priority. Accordingly, we are planning for the possibility that the annual meeting may be held solely by means of remote communication if we determine that it is not advisable to hold an in-person meeting. In the event the annual meeting will be held solely by remote communication, we will announce that fact as promptly as practicable, and details on how to participate will be issued by press release, posted on our website and filed with the U.S. Securities and Exchange Commission as additional proxy material. As always, we encourage you to vote your shares prior to the annual meeting.

INFORMATION ABOUT THE ANNUAL MEETING1

Time and Location1

Who Can Vote at the Annual Meeting1

Attending the Meeting1

Items Voted on; Vote Required2

Abstentions and Broker Non-Votes2

Effect of Not Casting Your Vote For Shares Held in Street Name2

Voting by Proxy3

Internet Availability of Proxy Materials3

Revoking Your Proxy3

Requirement for Shareholder Nomination of Director Candidates and Shareholder Proposals Not Intended for Inclusion in the Company's Proxy Materials3

Requirements for Shareholder Proposals to Be Included in the Company’s Proxy Materials4

Proxy Solicitation Costs5

Sharing An Address With Other Shareholders5

CORPORATE GOVERNANCE6

General6

Code of Ethics and Business Conduct6

Meetings and Committees of the Board of Directors6

Director Independence6

Board Leadership Structure10

Board Oversight of Risk Management10

Attendance at the Annual Meeting of Shareholders11

ITEM 1. ELECTION OF DIRECTORS12

Nominees for Election of Directors:13

Directors Continuing in Office:14

ITEM 2. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM17

Audit and Non-Audit Fees17

Pre-Approval of Services by Moss Adams LLP18

Audit Committee Report18

DIRECTOR COMPENSATION20

EXECUTIVE COMPENSATION22

Summary Compensation Table22

All Other Compensation Table22

Outstanding Equity Awards at 2019 Fiscal Year End23

Employment and Change in Control Agreements with Named Executive Officers24

2006 Stock Option and Equity Compensation Plan25

2018 Omnibus Incentive Plan25

Risk Considerations in our Compensation Program25

STOCK INFORMATION26

Delinquent Section 16(a) Reports28

OTHER INFORMATION29

Policies and Procedures for Approval of Related Persons Transactions29

Transactions with Related Persons30

Shareholder Communications32

INFORMATION ABOUT THE ANNUAL MEETING

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Coastal Financial Corporation (which we refer to in this proxy statement as “Coastal Financial,” “we,” “us,” “our,” or the “Company”) to be used at the 2020 annual meeting of shareholders of the Company (the “annual meeting”). The Company is the holding company for Coastal Community Bank (the “Bank”).

Time and Location

In Person

The annual meeting will be held at the Company’s offices located at 5415 Evergreen Way, Everett, Washington 98203 on Monday, May 18, 2020 at 6:00 p.m., local time. A notice of internet availability of proxy materials regarding this proxy statement is being first mailed to shareholders on or about April 3, 2020.

We intend to hold our annual meeting in person. However, we continue to monitor the situation regarding COVID-19 (Coronavirus) closely, taking into account guidance from the Center for Disease Control and Prevention and the World Health Organization. The health and well-being of our various stakeholders is our top priority. Accordingly, we are planning for the possibility that the annual meeting may be held solely by means of remote communication if we determine that it is not advisable to hold an in-person meeting. In the event the annual meeting will be held solely by remote communication, we will announce that fact as promptly a practicable, and details on how to participate will be issued by press release, posted on our website and filed with the SEC as additional proxy material. As always, we encourage you to vote your shares prior to the annual meeting.

Who Can Vote at the Annual Meeting

Shareholders of Record

You are entitled to vote your shares of Coastal Financial common stock if the records of the Company show that you held your shares as of the close of business on March 16, 2020.

Beneficial Owners

If your shares are held in a stock brokerage account or by a bank or other nominees, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker on how to vote your shares. Your broker, bank or other nominee has enclosed a voting instruction form for you to use in directing it on how to vote your shares.

As of the close of business on March 16, 2020 (“Record Date”), 11,928,413 shares of Coastal Financial common stock were outstanding and entitled to vote. Each share of common stock has one vote.

Attending the Meeting

If you are a shareholder of record as of the Record Date, you may attend the annual meeting in person. However, if you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank, broker or other nominee are all examples of proof of ownership. If you want to vote your shares of Coastal Financial common stock held in street name in person at the annual meeting, you will need a written proxy in your name from the broker, bank or other nominee who holds your shares.

Items Voted on; Vote Required

Quorum

The annual meeting will be held only if there is a quorum. A majority of the outstanding shares of Coastal Financial common stock entitled to vote, represented in person or by proxy, constitutes a quorum. If you return valid proxy instructions or attend the annual meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Abstentions and broker non-votes will be treated as present for purposes of determining the presence or absence of quorum.

Vote Required

•

Item 1 – In voting on the election of directors, you may vote in favor of the nominees or withhold votes as to the nominees. There is no cumulative voting for the election of directors. Directors are elected by a plurality of the votes cast at the annual meeting. “Plurality” means that the nominees receiving the largest number of votes cast will be elected up to the maximum number of directors to be elected at the annual meeting. The maximum number of directors to be elected at the annual meeting is five. In the election of directors, abstentions, broker non-votes and votes withheld will have no effect on the outcome of the election.

•

Item 2 – In voting on the approval to ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To be approved, the proposal requires the affirmative vote of a majority of the votes cast at the annual meeting. In the ratification of our independent registered public accounting firm, abstentions will have no effect.  We do not expect to receive broker non-votes on this item as brokers, banks or other nominees will have discretionary authority to vote shares for which street name shareholders do not provide voting instructions.

Abstentions and Broker Non-Votes

Abstentions and “broker non-votes” are not considered “votes cast” and will therefore have no effect on the outcome of any vote taken at the annual meeting. An abstention occurs when a shareholder attends the annual meeting, either in person or by proxy, but abstains from voting.  A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Effect of Not Casting Your Vote For Shares Held in Street Name

Item 1:  If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors. Current regulations restrict the ability of your broker, bank or other nominee to vote your uninstructed shares in the election of directors and certain other matters on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your broker, bank or other nominee how to vote in the election of directors, no votes will be cast on your behalf. These are referred to as broker non-votes.

Item 2:  Your broker, bank or other nominee will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm.

Voting by Proxy

This proxy statement is being sent to you by the Board of Directors of the Company (the “Board of Directors”) to request that you allow your shares of the Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the annual meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you vote online or by telephone, or if you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.

The Board of Directors recommends that you vote:

•	“FOR” each of the nominees for director; and
•	“FOR” the ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm.

If any matter not described in this proxy statement is properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. If the annual meeting is adjourned or postponed, your shares of Coastal Financial common stock may also be voted by the persons named in the proxy card on the new meeting date, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the annual meeting.

If your Coastal Financial common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions by telephone or by the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker, bank or other nominees, you must contact your broker, bank or other nominee.

Internet Availability of Proxy Materials

This proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2019 (the "Annual Report") are available at our corporate website at www.coastalbank.com. You also can obtain copies without charge at the SEC’s website at www.sec.gov and may access these materials at www.proxyvote.com. Website addresses referenced herein are intended to provide inactive, textual references only, and the information on these websites is not part of this proxy statement.

Revoking Your Proxy

You may revoke your proxy at any time before the vote is taken at the annual meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing to Corporate Secretary, Coastal Financial Corporation, 5415 Evergreen Way, Everett, Washington 98203 before your Company common stock has been voted at the annual meeting, deliver a later-dated and executed valid proxy or attend the annual meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

Requirement for Shareholder Nomination of Director Candidates and Shareholder Proposals Not Intended for Inclusion in the Company's Proxy Materials

Consideration of Recommendations by Shareholders. It is the policy of the Governance & Nominating Committee to consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors. The Governance & Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors. In order to avoid the unnecessary use of the Governance & Nominating Committee’s resources, the Governance & Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Shareholders. To submit a recommendation for a director candidate to the Governance & Nominating Committee, a shareholder should submit the following information in writing, addressed to the Chairman of the Governance & Nominating Committee, care of the Corporate Secretary, Coastal Financial Corporation, 5415 Evergreen Way, Everett, Washington 98203:

•	the name of the person recommended as a director candidate;
•

all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	the written consent of the person being recommended as a director candidate to being named in the Company’s proxy statement as a nominee and to serving as a director if elected;
•

as to the shareholder making the recommendation, the name and address, as they appear on the Company’s books, of such shareholder; provided, that if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock;

•	the class and number of shares of the Company's common stock that are beneficially owned by such shareholder; and
•	a statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination by the Board of Directors at the Company’s annual meeting of shareholders, the recommendation must be received by the Governance & Nominating Committee at least 120 calendar days prior to the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting, advanced by one year.

Requirements for Shareholder Proposals to Be Included in the Company’s Proxy Materials

Shareholders interested in submitting a proposal (other than the nomination of directors) for inclusion in the proxy materials to be distributed by us for our 2021 annual meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 promulgated under the Exchange Act. The Company must receive proposals that shareholders seek to include in the proxy statement for the Company’s next annual meeting no later than December 4, 2020. If next year’s annual meeting is held on a date more than 30 calendar days from May 17, 2021, a shareholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any shareholder proposals will be subject to the requirements of our Amended and Restated Bylaws (“Bylaws”) and Rule 14a-8 promulgated under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Such proposals should be sent to Coastal Financial Corporation, Corporate Secretary, 5415 Evergreen Way, Everett, Washington 98203.

The Company’s Bylaws provide that a person may not be nominated for election as a director of the Company unless that person is nominated by or at the direction of the Company’s Board of Directors or by a shareholder who has given appropriate notice to the Company before the meeting. Similarly, a shareholder may not bring business before an annual meeting unless the shareholder has given the Company appropriate notice of their intention to bring that business before the meeting. The Company's Corporate Secretary must receive notice of shareholder nomination or proposal not less than 90 days before the annual meeting; provided, that if less than 100 days' of (i) notice or (ii) prior public disclosure of the meeting date is given or made to the shareholders, shareholder notice must be received not later than the close of business on the 10th day following the day the annual meeting notice was (i) mailed or (ii) such public disclosure was made.  A shareholder who desires to raise new business must provide certain information as provided by our Bylaws to the Company concerning the nature of the new business, the shareholder, the shareholder’s ownership in the Company and the shareholder’s interest in the business matter. Similarly, a shareholder wishing to nominate any person for election as a director must provide the Company with certain information as provided by our Bylaws concerning the nominee and the proposing shareholder as described above. A copy of our Bylaws may be obtained from the Company.

Proxy Solicitation Costs

The accompanying proxy is being solicited by the Board of Directors.  The Company will pay the cost of this proxy solicitation. The Company will also reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.

Sharing An Address With Other Shareholders

In some cases, shareholders holding their shares in “street name,” who share the same surname and address receive only one copy of the Notice of Internet Availability of Proxy Materials. This practice, known as “householding,” is designed to reduce our printing and postage costs as well as natural resources. However, if a shareholder residing at such an address wishes to receive a separate annual report or Notice of Internet Availability of Proxy Materials in the future, he or she should contact the broker, bank or other nominee. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker, bank or other nominee.

CORPORATE GOVERNANCE

General

The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company’s operations. As part of this periodic corporate governance review, the Board of Directors reviews and strives to adopt best corporate governance policies and practices for the Company.

Code of Ethics and Business Conduct

The Company has adopted a Code of Ethics and Business Conduct that applies to all of its directors, officers and employees, including its principal executive officer, principal financial officer and principal accounting officer and persons performing similar functions. The Code of Ethics and Business Conduct is available upon written request to Corporate Secretary, Coastal Financial Corporation, 5415 Evergreen Way, Everett, Washington 98203 and on the Company’s website at www.coastalbank.com. If the Company amends or grants any waiver from a provision of the Code of Ethics and Business Conduct that applies to its executive officers, it will publicly disclose such amendment or waiver on its website and as required by applicable law, including by filing a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”).

Meetings and Committees of the Board of Directors

The Company conducts business through meetings of its Board of Directors and its committees. The Company’s Board of Directors held 11 regular meetings during the fiscal year ended December 31, 2019. No director during 2019 attended fewer than 75% of the total meetings of the Company’s Board of Directors and committees on which such director served.

Director Independence

As required under Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Consistent with these regulations, after review of all relevant transactions or relationships between each director, or any of such director’s family members, and the Company, its senior management and its independent registered public accounting firm, the Board of Directors has determined that all of our directors are independent directors within the meaning of applicable Nasdaq listing standards, except for Eric M. Sprink, who is the President and Chief Executive Officer of the Company and the Bank and John M. Haugen Jr., the owner of an entity from which the Bank leases its Silver Lake branch.

The following table identifies our standing committees and their members as of March 16, 2020. All members of each committee are independent in accordance with the listing standards of the Nasdaq Stock Market, LLC (“Nasdaq”). The Board of Directors has adopted a written charter for each committee that, among other things, specifies the scope of each committee’s rights and responsibilities. A copy of each committee charter is available on the Company’s website at www.coastalbank.com.

Director	Audit Committee	Compensation Committee	Governance & Nominating Committee
Andrew P. Skotdal			Member
Christopher D. Adams (1)	Member	Member
Andrew R. Dale (2)	Member		Member
John M. Haugen, Jr.
Steven D. Hovde		Member	Member
Stephan Klee	Chair	Chair
Thomas D. Lane	Member	Member	Chair
Sadhana Akella-Mishra (3)	Member
Eric M. Sprink
Gregory A. Tisdel (4)	Member	Member

Number of Meetings in 2019	11	9	4

* Chairman
(1) Mr. Adams served on the Audit Committee from January 1 to May 9, 2019.
(2) Mr. Dale served on the Governance & Nominating Committee from January 1 to May 9, 2019.
(3) Ms. Akella-Mishra joined the Audit Committee on July 22, 2019.
(4) Mr. Tisdel joined the Audit Committee on July 22, 2019.

Audit Committee. The Audit Committee assists the Board of Directors in discharging its duties related to the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditor qualifications, independence and performance, the performance of our internal audit function, our accounting and financial reporting process and financial statement audits. Among other things, the functions and responsibilities of the Audit Committee include:

•	being responsible for the appointment, compensation, retention and oversight of the independent auditor;
•	reviewing and discussing the Company’s annual and quarterly financial statements with management and the independent auditor;
•	overseeing internal audit activities;
•	pre-approving all audit and permissible non-audit services to be performed by the Company’s independent auditor;
•	authorizing, reviewing, and approving the Audit Committee Report to be included in the Company’s annual proxy statement;
•	reviewing and approving any related or affiliated third party transactions;
•	overseeing the Company's risk assessment and risk management policies;
•

establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by its employees of concerns regarding questionable accounting or auditing matters; and

•	reviewing the Audit Committee’s performance and the adequacy of the Audit Committee’s charter on an annual basis.

The Company also provides for appropriate funding, as determined by the Audit Committee, for payment of compensation to the Company’s independent auditor, any independent counsel or other advisors engaged by the Audit Committee and for administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

The Board of Directors has determined that Andrew R. Dale and Stephan Klee are “audit committee financial experts,” as such term is defined by the rules and regulations of the SEC.

The report of the Audit Committee appears in this proxy statement under the heading “Item 2 — Ratification of Selection of Independent Registered Public Accounting Firm—Audit Committee Report.”

Compensation Committee. The Compensation Committee establishes, administers and reviews the Company’s policies, programs and procedures for compensating its executive officers and directors. Among other things, the functions and responsibilities of the Compensation Committee include:

•

overseeing the Company’s overall compensation structure, policies and programs, and assessing whether the Company’s compensation structure establishes appropriate incentives for management and employees;

•

reviewing and approving annually the corporate goals and objectives applicable to the compensation of the President and Chief Executive Officer, evaluating at least annually the President and Chief Executive Officer’s performance in light of these goals and objectives, and recommending the President and Chief Executive Officer’s compensation level based on this evaluation;

•

in collaboration with the President and Chief Executive Officer, reviewing and evaluating the performance of the Company’s executive officers and approving such other executive officers’ compensation and benefits;

•	reviewing, administering and making recommendations to the Board of Directors with respect to the Company’s incentive compensation and equity-based plans;
•	reviewing and making recommendations to the Board of Directors regarding any employment or severance arrangements or plans;
•

reviewing the Company’s incentive compensation arrangements to determine whether they encourage any excessive risk-taking, reviewing at least annually the relationship between risk management policies and practices and compensation and evaluating compensation policies and practices that could mitigate any such risk;

•

retaining such compensation consultants, legal counsel or other advisors as the Compensation Committee deems necessary or appropriate for it to carry out its duties, with direct responsibility for the appointment, compensation and oversight of work of such consultants, counsels and advisors;

•	preparing a report on executive compensation for inclusion in the Company’s annual meeting proxy statement, when required by applicable law;
•	reviewing and making recommendations to the Board of Directors with respect to the compensation of the Company’s directors;
•	developing a succession plan for our executive officer positions, reviewing it annually and making recommendations to the Board regarding the selection of individuals to fill these positions; and
•	reviewing the Compensation Committee’s performance and the adequacy of its charter on an annual basis.

Governance & Nominating Committee. The Governance & Nominating Committee is responsible for assisting the Board of Directors in discharging its duties related to corporate Governance & nominating functions. Among other things, the functions and responsibilities of the Governance & Nominating Committee include:

•	developing policies on the size and composition of the Company’s Board of Directors;
•	developing and recommending to the Board of Directors criteria to be used in identifying and selecting nominees for director;
•	reviewing possible candidates for election to the Board of Directors;
•	recommending to the Board of Directors candidates for election or re-election to the Board of Directors;
•	recommending structure, composition and assignments of the Board of Directors and its committees;
•	conducting an annual performance evaluation of the Board of Directors and its committees; and
•	reviewing the Governance & Nominating Committee’s performance and the adequacy of its charter on an annual basis.

Minimum Qualifications. The Governance & Nominating Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. First, a candidate must meet the eligibility requirements set forth in the Company’s Bylaws, which include an age limitation. A candidate also must meet any qualification requirements set forth in any Board of Directors or committee governing guidelines.

The Governance & Nominating Committee will consider the following criteria in selecting nominees:

•	contributions to the range of talent, skill and expertise appropriate for the Board of Directors;
•	financial, regulatory and business experience;
•	knowledge of the banking and financial services industries;
•	familiarity with the operations of public companies and ability to read and understand financial statements;
•	familiarity with the Company’s market area and participation in and ties to local businesses and local civic, charitable and religious organizations;
•	personal and professional integrity, honesty and reputation;
•	ability to represent the best interests of the shareholders of the Company and the best interests of the Bank;
•	ability to devote sufficient time and energy to the performance of his or her duties;
•	independence;
•	current equity holdings in the Company; and
•

any other factors the Governance & Nominating Committee deems relevant, including age, diversity, gender, size of the Board of Directors and regulatory disclosure obligations. In its consideration of diversity, the Governance & Nominating Committee seeks to create a Board that is strong in its collective knowledge and that has a diverse set of skills and experience with respect to management and leadership, vision and strategy, accounting and finance, business operations and judgment, industry knowledge and corporate governance.

In addition, prior to nominating an existing director for re-election to the Board of Directors, the Governance & Nominating Committee will consider and review an existing director’s Board of Directors and committee attendance and performance; length of Board of Directors service; experience, skills and contributions that the existing director brings to the Board of Directors; and independence.

Director Nomination Process. The process that the Governance & Nominating Committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

For purposes of identifying nominees for the Board of Directors, the Governance & Nominating Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as their knowledge of members of the communities served by the Bank. The Governance & Nominating Committee also will consider director candidates recommended by shareholders in accordance with the policy and procedures set forth below. The Governance & Nominating Committee has not previously used and does not currently use an independent search firm to identify nominees.

In evaluating potential nominees for the Board of Directors, Governance & Nominating Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, the Governance & Nominating Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominees and the contributions he or she would make to the Board of Directors.

Board Leadership Structure

Our Board of Directors does not have a formal policy requiring the separation of the roles of Chief Executive Officer and Chairman of the Board. It is the Board of Directors’ view that rather than having a rigid policy, the Board of Directors, with the advice and assistance of the Governance & Nominating Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate. Currently, our leadership structure separates the offices of Chief Executive Officer and Chairman of the Board, with Eric M. Sprink serving as our President and Chief Executive Officer, Christopher D. Adams serving as Chairman of the Board, and Andrew P. Skotdal serving as Vice Chairman of the Board, reinforcing the leadership role of our Board of Directors in its oversight of our business and affairs.

Board Oversight of Risk Management

Our Board of Directors believes that effective risk management and control processes are critical to our safety and soundness, our ability to predict and manage the challenges that we face and, ultimately, our long-term corporate success. Our Board of Directors, both directly and through its committees, is responsible for overseeing and evaluating our risk management processes, with each of the committees of our Board of Directors assuming a different and important role in overseeing and evaluating the management of the risks the Company faces.

The Board and the Compensation Committee discuss and evaluate a broad range of human capital management topics including culture, succession planning and development, compensation, benefits, employee recruiting and retention, and diversity and inclusion.

The Audit Committee of the Board of Directors is responsible for overseeing and evaluating risks associated with financial matters (particularly financial reporting, accounting practices and policies, disclosure controls and procedures and internal control over financial reporting). The Compensation Committee of the Board of Directors has primary responsibility for risks and exposures associated with our compensation policies, plans and practices, regarding both executive compensation and the Company’s compensation structure generally. In particular, our Compensation Committee, in conjunction with our President and Chief Executive Officer and other members of our management, as appropriate, reviews our incentive compensation arrangements to ensure these programs are consistent with applicable laws and regulations, including safety and soundness requirements, and do not encourage imprudent or excessive risk-taking by our employees. The Governance & Nominating Committee of the Board of Directors oversees risks associated with the independence of our Board of Directors and potential conflicts of interest.

Our executive management is responsible for implementing our risk management processes, including by assessing and managing the risks we face, including strategic, operational, regulatory, investment and execution risks, on a day-to-day basis, and reporting to our Board of Directors regarding our risk management processes. Our executive management is also responsible for creating and recommending to our Board of Directors for approval appropriate risk appetite metrics reflecting the aggregate levels and types of risk we are willing to accept in connection with the operation of our business and pursuit of our business objectives.

The role of our Board of Directors in our risk oversight is consistent with our leadership structure, with our President and Chief Executive Officer and the other members of executive management having responsibility for assessing and managing our risk exposure, and our Board of Directors and its committees providing oversight in connection with those efforts. We believe this division of risk management responsibilities presents a consistent, systemic and effective approach for identifying, managing and mitigating risks throughout our operations.

Attendance at the Annual Meeting of Shareholders

The Board of Directors encourages directors to attend the annual meeting of shareholders. Six directors serving on the Board of Directors at the time of the annual meeting of shareholders in 2019 and one director candidate attended the Company’s annual meeting of shareholders in 2019.

ITEM 1. ELECTION OF DIRECTORS

The Company’s Board of Directors consists of ten members.  Under our second amended and restated articles of incorporation, as amended, the Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. Three directors have terms that expire at the annual meeting.

At the annual meeting, shareholders will elect Andrew P. Skotdal, and Gregory A. Tisdel, whose terms expire at this annual meeting, to serve for a three-year term. All nominees currently serve on the Board of Directors. The Board has nominated Mr. Skotdal and Tisdel to serve until the 2023 annual meeting of shareholders or until their successors are elected, or until their earlier resignation or death. Each of the nominees was recommended for election by the Governance & Nominating Committee, and each such recommendation was approved unanimously by the Board of Directors.

Mr. Haugen is retiring from the Board of Directors at the end of his current term, May 18, 2020, which coincides with the date of the annual meeting, thereby reducing the size of the board to 8 directors.

Unless you indicate on the proxy card that your shares should not be voted for the nominees, the Board of Directors intends that the proxies solicited by it will be voted for the election of each of the Board of Directors’ nominees. If any nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board of Directors. At this time, the Board of Directors knows of no reason why any nominees might be unable to serve.

The Board of Directors unanimously recommends a vote “FOR” the election of Andrew P. Skotdal, and Gregory A. Tisdel.

The election of each nominee requires a plurality of the votes cast for each nominee.  Abstentions and broker non-votes are treated as present for quorum purposes only and will have no effect on the outcome of the proposal.

Certain information about each of the nominees is furnished below, including their experience, qualifications, attributes or skills that caused the Governance & Nominating Committee and the Board of Directors to determine that the nominees should continue to serve as directors. The age indicated for each individual is as of December 31, 2019. There are no family relationships among the directors or executive officers. The indicated period of service as a director includes service as a director of the Bank.

NOMINEES FOR ELECTION OF DIRECTORS:
ANDREW P. SKOTDALAge: 49 Director since: 1997Biographical Information:Andrew P. Skotdal serves as President of the office and industrial portfolios of Skotdal Real Estate, a private commercial real estate development company that develops projects as long-term investments in the northern Puget Sound region and that also operates retail and multi-family portfolios. He is also the President and co-owner of S-R Broadcasting Co., Inc., which operates radio stations serving the northern Puget Sound region. He is a member of Young Presidents Organization, a global network of young chief executives. Mr. Skotdal also serves as an advisor to a technology start-up company headquartered on Mercer Island. Mr. Skotdal is a founding director of the Company.Qualifications:The Company believes that Mr. Skotdal brings to the Board of Directors leadership experience, expertise in finance and real estate, technology start-up experience and strategy, and familiarity with our market area, and is well qualified to continue serving on the Board of Directors.GREGORY A. TISDELAge: 65 Director since: 2002Biographical Information:Gregory A. Tisdel is the former owner of Tiz’s Door Sales, Inc. and a member of the City of Everett Planning Commission. He serves on the Advisory Board of the Puget Sound Clean Air Agency and previously served as Special Advisor to the Economic Alliance Snohomish County. Mr. Tisdel has been active in community organizations, including the YMCA, American Red Cross Snohomish County Chapter and Volunteers of America. Qualifications:The Company believes that Mr. Tisdel brings to the Board of Directors leadership experience and familiarity with our market area, and is well qualified to continue serving on the Board of Directors.

DIRECTORS CONTINUING IN OFFICE:
SADHANA AKELLA-MISHRA Age: 43 Director since: 2019 Term expires: 2021

Biographical Information:

Sadhana Akella-Mishra has served as the Chief Information Security and Compliance Officer for Finxact, Inc., a public core banking software company, since July 2018.  From May 2018 to June 2018, Ms. Akella-Mishra was the Chief Compliance Officer for Sunlight Payments (now Purposeful), an electronic payments company.  Prior to that time, Ms. Akella-Mishra served as the Chief Compliance Officer (Global) of Geoswift Ltd. from June 2017 to April 2018 and as the U.S. Head of Compliance for Geoswift US Inc. from November 2016 to June 2017.  From April 2016 to November 2016, Ms. Akella-Mishra served as the Senior Manager, General Compliance of Ripple, Inc. Prior to that time, she served as the Chief Compliance Officer of Zenbanx Holding Ltd. from March 2014 to April 2016 and as a Senior Compliance Manager for Zenbanx Holding Ltd. from August 2013 to February 2014.  From July 2007 to July 2013, Ms. Akella-Mishra served in various positions with Deutsche Bank, including as Americas Regional Head, Anti Financial Crime-Fraud from September 2012 to July 2013.

Qualifications:

The Company believes that Ms. Akella-Mishra brings to the Board of Directors compliance and information security expertise and familiarity with the financial services industry, and is well qualified to continue serving on the Board of Directors.

ANDREW R. DALE Age: 53 Director since: 2011 Term expires: 2021

Biographical Information:

Andrew R. Dale is the Managing Principal of Montlake Capital LLC, a private equity firm based in Seattle, Washington, a position he has held since 1999. He currently serves on the board of directors or managers for Montlake portfolio companies including AA Asphalting LLC, Fedelta Home Care LLC, Institute for Corporate Productivity, Inc., Fast Water Heater Company, LLC, and PR Systems LLC. Mr. Dale is the former Vice Chair of the Board of Trustees for the Center for Infectious Disease Research, former President of the Evergreen Venture Capital Association and currently serves on the board of the Roosevelt High School Foundation.

Qualifications:

The Company believes that Mr. Dale brings to the Board of Directors experience in private equity and finance, and is well qualified to continue serving on the Board of Directors.

ERIC M. SPRINK Age: 47 Director since: 2006 Term expires: 2021

Biographical Information:

Eric M. Sprink serves as our President and Chief Executive Officer. Mr. Sprink joined the Company in late 2006 as President and Chief Operating Officer and became Chief Executive Officer in 2010. Mr. Sprink began his banking career working for Security Pacific Bank while enrolled at Arizona State University. He assumed increasing levels of responsibility in the areas of retail operations, consumer and commercial lending and wealth management with Security Pacific Bank and its successor, Bank of America. He then moved to Centura Bank, where he held management positions in retail operations and corporate finance. After Centura Bank was acquired, he held senior management positions at Washington Trust Bank and Global Credit Union. Mr. Sprink is active in industry trade groups and is a director and past chairman of the Community Bankers of Washington.

Qualifications:

The Company believes that Mr. Sprink brings to our Board of Directors leadership experience, significant experience in many facets of the financial services business, and familiarity with our market area, and is well qualified to continue serving on the Board of Directors.

CHRISTOPHER D. ADAMS Age: 40 Director Since: 2016 Term expires: 2022

Biographical Information:

Christopher D. Adams is a partner in the law firm of Adams & Duncan, Inc., P.S. in Everett, Washington since 2006. Mr. Adams practices in the areas of corporate law, commercial real estate and tax matters.

Qualifications:

The Company believes that Mr. Adams brings to the Board of Directors legal expertise and familiarity with our market area, and is well qualified to continue serving on the Board of Directors.

STEVEN D. HOVDE Age: 65 Director Since: 2011 Term expires: 2022

Biographical Information:

Steven D. Hovde is the Chairman and Chief Executive Officer at Hovde Group, LLC, an investment banking and advisory firm that serves bank and thrift clients across the United States, where he is responsible for managing its investment banking activities, the strategic development of mergers and acquisitions of bank and thrift institutions, and its private equity activities. He serves as a director of Republic Bank of Chicago and as a trustee of several charitable foundations.

Qualifications:

The Company believes that Mr. Hovde provides the Board of Directors with important experience and insight into the financial services industry, and is well qualified to continue serving on the Board of Directors.

STEPHAN KLEE Age: 46 Director since: 2018 Term expires: 2022

Biographical Information:

Stephan Klee has served as the Chief Financial Officer at Sagard Holdings ULC, which makes investments in innovative financial services companies, since 2018. Prior to joining Sagard Holdings ULC, Mr. Klee served as Chief Financial Officer of Zenbanx Holding, Inc. from February 2015 to September 2017 and remained in an executive capacity after its merger with SoFi, Inc., one of the largest U.S. fintech companies. Previously, Mr. Klee served as a Senior Vice President at Bank of Nova Scotia, at ING Direct Canada, where he was CFO and Treasurer from 2011 to 2014, and at ING Direct USA, where he served as Chief of Staff from 2002 to 2011.

Qualifications:

The Company believes that Mr. Klee brings to the Board of Directors experience in private equity and finance, and is well qualified to continue serving on the Board of Directors.

THOMAS D. LANE Age: 50 Director since: 1997 Term expires: 2022

Biographical Information:

Thomas D. Lane is the owner and president and chief executive officer of Dwayne Lane’s Auto Family, which operates five automobile dealerships. He is active in community organizations and currently serves on the Economic Alliance Snohomish County board of trustees. Mr. Lane is a founding director of the Company.

Qualifications:

The Company believes that Mr. Lane brings to the Board of Directors leadership experience and familiarity with our market area, and is well qualified to continue serving on the Board of Directors.

ITEM 2. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Moss Adams LLP to be the Company’s independent registered public accounting firm for the 2020 fiscal year, subject to ratification by shareholders. Moss Adams LLP has served as our independent registered public accounting firm since 2016.  A representative of Moss Adams LLP will be present at the annual meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should he or she desire to do so.

In determining whether to reappoint Moss Adams LLP as the Company’s independent registered public accounting firm, the Audit Committee took into consideration a number of factors, including the length of time the firm has been engaged, the quality of the Audit Committee’s ongoing discussions with Moss Adams LLP, an assessment of the professional qualifications and past performance of Moss Adams LLP and the potential impact of changing independent registered public accounting firms. Through its experience with the Company, Moss Adams LLP has gained institutional knowledge and expertise regarding the Company’s operations, accounting policies and practices and internal control over financial reporting.

If the ratification of the appointment of Moss Adams LLP is not approved by a majority of the votes cast at the annual meeting, the Audit Committee will consider other independent registered public accounting firms. In addition, if the ratification of Moss Adams LLP is approved by shareholders at the annual meeting, the Audit Committee may also consider other independent registered public accounting firms in the future if it determines that such consideration is in the best interests of the Company and its shareholders.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm.

To be approved, the appointment of Moss Adams LLP as our independent registered public accounting firm must receive an affirmative vote of a majority of the votes cast.  Abstentions are treated as present for quorum purposes only and will have no effect on the outcome of the proposal. We do not expect to receive broker non-votes in this Item.

Audit and Non-Audit Fees

The following table sets forth the fees billed to the Company for the fiscal years ending December 31, 2019 and December 31, 2018 for services provided by Moss Adams LLP.

	2019	2018
Audit Fees (1)	$169,690	$423,161
Audit-Related Fees (2)	12,452	11,400
Tax Fees (3)	1,600	-
All Other Fees (4)	455	333

(1)  For both years, includes fees for performance of the audit and review of financial statements. For 2018, also includes fees relating to the review of public filings and related services in connection with the Company’s initial public offering.

(2) For both years, includes 401(k) Plan audit.
(3) Includes research and consultation on state tax related item.

(4) Fees in 2019 include technical accounting research and consultation relating to adoption and implementation of new and revised financial accounting and reporting standards; fees for both 2019 and 2018 include reimbursement for out of pocket expenses.

Pre-Approval of Services by Moss Adams LLP

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of Moss Adams LLP. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by Moss Adams LLP. Such approval process ensures that Moss Adams LLP does not provide any non-audit services to the Company that are prohibited by law or regulation.

In addition, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by Moss Adams LLP. Requests for services by Moss Adams LLP for compliance with the auditor services policy must be specific as to the particular services to be provided. The request may be made with respect to either specific services or a type of service for predictable or recurring services.

Any proposed specific engagement may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at the next regular meeting of the Audit Committee. The Audit Committee will regularly review summary reports detailing all services being provided to the Company by its independent registered public accounting firm.

During the year ended December 31, 2019, all services were approved, in advance, by the Audit Committee in compliance with these procedures.

Audit Committee Report

The Company’s management is responsible for the Company’s internal control over financial reporting. Moss Adams LLP is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal control over financial reporting on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and Moss Adams LLP. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and Moss Adams LLP.

The Audit Committee has also reviewed and discussed with the Company’s management the audited financial statements in the Annual Report. In addition, the Audit Committee discussed with Moss Adams LLP those matters required to be discussed under applicable Public Company Accounting Oversight Board (“PCAOB”) rules or standards. Additionally, Moss Adams LLP provided to the Audit Committee the written disclosures and the letter required under applicable PCAOB rules or standards. The Audit Committee also discussed with Moss Adams LLP its independence from the Company.  In concluding that the accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by Moss Adams LLP were compatible with their independence.

The Audit Committee discussed with Moss Adams LLP the overall scope and plans for their audit. The Audit Committee meets with Moss Adams LLP, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting process.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of Moss Adams LLP who, in its report, expresses an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

Furthermore, the Audit Committee’s considerations and discussions with management and Moss Adams LLP do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s consolidated financial statements has been carried out in accordance with the standards of the PCAOB or that the Company’s independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Annual Report for filing with the SEC. The Audit Committee has appointed, subject to shareholder ratification, the selection of Moss Adams LLP for the fiscal year ended December 31, 2020.

Audit Committee of the Board of Directors of Coastal Financial Corporation

Stephan Klee (Chairman)

Sadhana Akella-Mishra

Andrew R. Dale

Thomas D. Lane

Gregory A. Tisdel

DIRECTOR COMPENSATION

Our Board determines the compensation of our non-employee directors in conjunction with recommendations made by the Compensation Committee. We use a combination of cash and share-based compensation to attract and retain qualified candidates to serve on the Board of Directors. Eric M. Sprink did not receive fees or other compensation for his service as a director of the Company or the Bank during the fiscal year ended December 31, 2019 and is not included in the 2019 Director Compensation Table below. Our non-employee directors received compensation for service and attendance as follows during the year ended December 31, 2019:

•	The Chairman of the Board of Directors and audit committee chair received annual cash compensation of $50,000;
•	Other committee chairs received annual cash compensation of $45,000; and
•	Other directors received annual cash compensation of $40,000.

In addition to the cash compensation outlined above, non-employee directors also receive, if eligible, $5,000 in restricted stock, which is awarded at year end.

Andrew R. Dale was subject to policies of his employer in 2019 that restricted him from receiving compensation from the Company. The Company paid all 2019 director compensation to his firm, Montlake Capital LLC which received cash in lieu of any equity compensation. For more information, please refer to the heading in this proxy statement “Other Information – Transactions with Related Persons.”

The following table sets forth information regarding compensation paid for the year ended December 31, 2019 to our directors who were not Named Executive Officers:

	Fees Earned or Paid in Cash	Stock Awards	Total
Name	($)	($) (1)	($)
Christopher D. Adams	$45,000	$5,000	$50,000
Andrew P. Skotdal	47,500	5,000	52,500
Sadhana Akella-Mishra (2)	25,833	-	25,833
Andrew R. Dale (3)	45,000	-	45,000
John M. Haugen, Jr.	40,000	5,000	45,000
Steven D. Hovde	45,000	5,000	50,000
Stephan Klee	50,000	5,000	55,000
Thomas D. Lane	45,000	5,000	50,000
Gregory A. Tisdel	40,000	5,000	45,000

(1) Amounts represent the aggregate grant date fair value of restricted stock awards granted during the respective fiscal year calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. See Note 15, “Stock-Based Compensation,” to the Company's consolidated financial statements included in the Annual Report for a discussion of the assumptions we made in determining the grant date fair value of our equity awards. All restricted stock awards vest 100% on the second anniversary of the date of grant. As of December 31, 2019, each non-employee director held unvested shares of restricted stock as follows: Mr. Skotdal, 1,393 shares; Mr. Adams, 1,041 shares; Ms. Akella-Mishra, 0 shares; Mr. Dale, 0 shares; Mr. Haugen, 1,217 shares; Mr. Hovde, 1,217 shares; Mr. Klee, 336 shares; Mr. Lane, 336 shares;  Mr. Tisdel, 1,217 shares.

(2) Ms. Akella-Mishra joined the Board of Directors effective May 20, 2019.
(3) All director fees payable to Mr. Dale were paid directly to his firm, Montlake Capital LLC.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following information is furnished for our named executive officers (“Named Executive Officers”) for 2019:

•	Eric M. Sprink, our President and Chief Executive Officer;
•	Joel G. Edwards, our Executive Vice President, Chief Financial Officer; and
•	Russ A. Keithley, our Chief Lending Officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total
Eric M. Sprink	2019	$380,000	$75,000	$339,100	$-	$175,000	$37,370	$1,006,470
President and Chief Executive Officer	2018	360,000	50,000	-	246,600	175,000	34,744	866,344
Joel G. Edwards	2019	266,000	77,805	79,800	-	77,805	21,496	522,906
Executive Vice President, Chief Financial Officer	2018	257,500	71,950	-	92,234	66,950	22,048	510,682
Russ A. Keithley	2019	206,000	119,780	61,800	-	60,255	22,406	470,241
Executive Vice President, Chief Lending Officer	2018	196,730	37,067	-	59,952	26,067	21,389	341,205

(1) The amounts reported in this column represent the annual discretionary cash bonuses earned by our Named Executive Officers for fiscal year 2019 and 2018 performance, respectively.

(2) The amounts reported in this column represent the grant date fair value of the award of stock options or restricted stock units computed in accordance with FASB ASC Topic 718 using the methodology set forth in Note 15, "Stock-Based Compensation" to the Company’s consolidated financial statements included in the Annual Report .

(3)  The amounts reported in this column represent the value of incentive awards earned in 2019 and 2018, respectively, based on the Company’s performance against performance levels set for each Named Executive Officer by the Compensation Committee.

(4) The amounts specified in this column represent items specified in the All Other Compensation Table below.

All Other Compensation Table

Name	Matching Contribution to 401(k) Plan ($)	Life Insurance Premiums ($)	Perquisites and Other Benefits ($)(a)	Total ($)
Eric M. Sprink	$9,500	$3,586	$24,284	$37,370
Joel G. Edwards	12,500	-	8,996	21,496
Russ A. Keithley	12,500	-	9,906	22,406

(a)  The amounts reported in this column include the following for 2019: Mr. Sprink: Includes club dues $6,400, medical/dental/vision premiums $6,222; car allowance $4,874, and spouse travel expenses $3,542.  Mr. Edwards:  Includes medical/dental/vision premiums of $6,222. Mr. Keithley:  Includes medical/dental/vision premiums of $6,606.

Outstanding Equity Awards at 2019 Fiscal Year End

The following table provides information regarding outstanding stock awards held by our Named Executive Officers as of December 31, 2019.

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price($)	Option Expiration Date
Eric M. Sprink	1/22/2019	0(1)	26,737	14.91	1/22/2029
	1/22/2018	2,855(1)	25,691	7.10	1/22/2028
	1/26/2017	6,765(1)	27,060	6.50	1/26/2027
	2/24/2016	5,643(1)	13,168	6.25	2/24/2026
	7/1/2015	7,518(1)	11,277	7.20	7/1/2025
	11/13/2014	39,794(2)	-	6.25	11/13/2024
	4/9/2013	126,667(3)	63,333	5.50	4/9/2023
Joel G. Edwards	1/22/2019	0(1)	10,000	14.91	1/22/2029
	1/22/2018	600(1)	5,400	7.10	1/22/2028
	1/26/2017	1,200(1)	4,800	6.50	1/26/2027
	2/24/2016	1,800(1)	4,200	6.25	2/24/2026
	7/1/2015	2,400(1)	3,600	7.20	7/1/2025
	3/18/2014	1,600(1)	2,000	5.50	3/18/2024
	11/15/2012	2,000(4)	6,000	4.25	11/15/2022
Russ A. Keithley	1/22/2019	0(1)	6,500	14.91	1/22/2029
	1/22/2018	400(1)	3,600	7.10	1/22/2028
	1/26/2017	800(1)	3,200	6.50	1/26/2027
	2/24/2016	1,200(1)	2,800	6.25	2/24/2026
	7/1/2015	1,600(1)	2,400	7.20	7/1/2025
	3/18/2014	1,300(1)	1,300	5.50	3/18/2024

(1)  These option awards vest over a ten year period from the grant date, with one-tenth of the options under the grant becoming exercisable on each of the first nine anniversaries of the grant date and the final one-tenth of the options under the grant becoming exercisable 90 days prior to the tenth anniversary of the grant date.

(2) These option awards vest over a five year period from the grant date, with one-fifth of the options under the grant becoming exercisable on each of the first five anniversaries of the grant date.

(3)  These option awards vest over a nine year period from the grant date, with one-ninth of the options under the grant becoming exercisable on each of the first nine anniversaries of the grant date. All unvested options will vest upon termination of employment.

(4) These option awards vest over a ten year period from the grant date, with one-tenth of the options under the grant becoming exercisable on each of the first ten anniversaries of the grant date.

Employment and Change in Control Agreements with Named Executive Officers

Employment Agreement with Eric M. Sprink

The Company and the Bank entered into an amended and restated employment agreement (the “employment agreement”) with Mr. Sprink on June 19, 2018, pursuant to which he serves as the President and Chief Executive Officer of the Company and the Bank. His employment agreement (which has an initial term of five years that extends for successive one-year renewal terms unless either party gives 90-days’ advance notice of non-renewal) provides that Mr. Sprink will continue to serve as President and Chief Executive Officer of the Company and the Bank, and as a member of the Board of Directors (subject to re-election by our shareholders) and the Board of Directors of the Bank. As consideration for these services, the employment agreement provides Mr. Sprink with a minimum annual base salary of $360,000, subject to annual review by the Compensation Committee, an annual cash performance bonus opportunity, an annual equity incentive opportunity, and certain other employee benefits and perquisites, including a car allowance and reimbursement of country club dues.

The employment agreement provides for severance benefits if the Company and the Bank terminate Mr. Sprink’s employment without “cause” or if he resigns for “good reason” (as each of those terms is defined in the employment agreement), (a “qualifying termination of employment”). Upon a qualifying termination of employment, Mr. Sprink will be entitled to the following payments and benefits under his employment agreement: an amount equal to the accrued but unpaid base salary and unused vacation pay, a lump sum payment equal to two times of his then-current annual base salary (unless termination occurs due to a “change of control”)(as such term is defined in the employment agreement), the pro-rata portion of his annual cash performance bonus, and reimbursement for the cost of continuing group health plan coverage for himself and his dependents for up to one year following the date of termination of employment. In addition, Mr. Sprink will fully vest in all outstanding unvested equity awards that would have vested based solely on Mr. Sprink’s continued employment.

Pursuant to his employment agreement, if Mr. Sprink experiences a qualifying termination of employment within two years following a “change of control”, then, in lieu of the cash severance payment otherwise payable to him, Mr. Sprink will be entitled to receive an amount equal to the accrued but unpaid base salary and unused vacation pay, a cash severance payment equal to three times the sum of his then-current base salary, his annual cash bonus for the prior calendar year and the grant date fair value of the his annual equity incentive award for the prior year. In addition, Mr. Sprink will receive a lump-sum payment equal to the cost of 36 months of continuing group health plan coverage for himself and his dependents and will fully vest in all outstanding unvested equity awards that would have vested based solely on Mr. Sprink’s continued employment.

Upon termination of Mr. Sprink’s employment without “cause” or for “good reason” and payment of the amounts required under the employment agreement, or upon expiration of the agreement and payment to Mr. Sprink of an amount equal to two times his taxable compensation for prior calendar year, Mr. Sprink will be subject to a one-year post-termination non-competition covenant and a one-year post-termination non-solicitation covenant.

Change in Control Agreement with Joel G. Edwards

The Company and the Bank entered into an amended and restated change in control severance agreement (the “severance agreement”) with Mr. Edwards effective June 19, 2018. His severance agreement provides that if the Company or the Bank terminates Mr. Edwards's employment without "cause" before or after a "change in control" or if he resigns for "good reason" (as each of those terms is defined in the severance agreement) (a "qualifying termination of employment") during the period that begins 90 days prior to a “change in control”, as applicable, and ends 24 months following such “change in control”, then he will be entitled to receive a cash severance payment equal to two times the sum of his then-current base salary, his cash bonus for the calendar year prior to which the “change in control” occurs and the value of any equity incentive awards made in the calendar year prior to which the “change in control” occurs. In addition, if Mr. Edwards experiences a qualifying termination of employment within 24 months of a change of control, he will fully vest in all unvested stock options or other equity incentive compensation awards previously granted to him that would have vested based solely on his continued employment.

2006 Stock Option and Equity Compensation Plan

The Company’s 2006 Stock Option and Equity Compensation Plan (the “2006 Plan”) was intended to provide incentives to certain officers, employees, and directors to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for our long-term growth and profitability. Additionally, the 2006 Plan was intended to encourage stock ownership to align the interests of employees and shareholders and to provide a means of rewarding and retaining officers, employees and directors. The 2018 Plan (as defined below) replaced our 2006 Plan, which expired on May 31, 2018. No further awards will be made under such plan.

2018 Omnibus Incentive Plan

The Company’s 2018 Omnibus and Incentive Plan (the “2018 Plan”), which was approved by shareholders in April 2018, is designed to motivate and reward those employees and other individuals who are expected to perform at the highest level and contribute significantly to our success, thereby furthering our best interests and those of our shareholders. The 2018 Plan will expire on April 30, 2028, the tenth anniversary of shareholder approval. The 2018 Plan will expire sooner if, prior to the end of the term, the maximum number of shares available for issuance under the 2018 Plan has been issued or our Board of Directors terminates the 2018 Plan.

Subject to adjustment (as set forth in the 2018 Plan), 500,000 shares of our common stock are reserved for awards under the 2018 Plan and, at December 31, 2019, a total of 361,411 shares of our common stock remained available for new awards under the 2018 Plan. Shares granted under the 2018 Plan that are subject to an outstanding award that is forfeited, expires, terminates, otherwise lapses or is settled for cash, in whole or in part, without the delivery of the shares will again be available for issuance under the 2018 Plan. However, shares tendered or withheld in payment of an exercise price or in respect of taxes related to awards will not become available for issuance under the 2018 Plan.

Risk Considerations in our Compensation Program

We believe that our compensation policies and practices for our employees are reasonable and properly align our employees’ interests with those of our shareholders. We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. Although certain of our employees who are not Named Executive Officers are compensated by the number or dollar volume of transactions they complete, our extensive underwriting process is designed to prevent us from entering into transactions that deviate from our underwriting standards.

STOCK INFORMATION

The following table provides information as of the Record Date about the persons known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock based on the information filed by that entity with the SEC. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class Outstanding (1)
Steven D. Hovde (2)	1,709,738 (2)	14.33%
1629 Colonial Parkway
Inverness, Illinois 60067
Entities Affiliated with EJF Capital LLC (3)	1,033,942 (3)	8.67%
2107 Wilson Boulevard, Suite 410
Arlington, Virginia 22201
Entities Affiliated with Manulife Financial Corporation (4)	612,326 (4)	5.13%
200 Bloor Street East, Toronto, Ontario, Canada, M4W1E5
197 Clarendon Street, Boston, Massachusetts 02116 - (Manulife Investment Management (US) LLC)

(1) Based on 11,928,413 shares of Company common stock outstanding and entitled to vote as of March 16, 2020.
(2) Includes (i) 1,709,457 shares owned individually by Mr. Hovde and (ii) 281 shares of unvested restricted stock for which Mr. Hovde has sole voting and investment power.

(3) Based solely on the Schedule 13G/A filed with the SEC on February 14, 2020 by entities including EJF Capital LLC, Emanuel J. Friedman, EJF Sidecar Fund, Series LLC – Small Financial Equities Series, EJF Financial Services Fund, LP and EJF Financial Services GP, LLC. EJF Sidecar Series SFE is the record owner of the number of shares of the Company’s common stock. The Financial Services Fund is the record owner of the number of shares of the Company’s common stock. EJF Financial Services GP, LLC is the general partner of the Financial Services Fund and an investment manager of certain affiliates thereof and may be deemed to share beneficial ownership of the Company’s common stock of which the Financial Services Fund is the record owner. EJF Capital LLC is the managing member of EJF Sidecar Series SFE (and the investment manager of an affiliate thereof) and the sole member of EJF Financial Services GP, LLC, and may be deemed to share beneficial ownership of the Company’s common stock of which EJF Sidecar Series SFE is the record owner and of the Company’s common stock of which EJF Financial Services GP, LLC may share beneficial ownership. Emanuel J. Friedman is the controlling member of EJF Capital LLC and may be deemed to share beneficial ownership of the Company’s common stock over which EJF Capital LLC may share beneficial ownership.

(4) Based solely on the Schedule 13G filed with the SEC on February 12, 2020 by entities including Manulife Financial Corporation (“MFC”) and MFC’s indirect, wholly-owned subsidiaries, Manulife Investment Management (US) LLC (“MIM (US)”) and Manulife Investment Management Limited (“MIML”). MIM (US) has beneficial ownership of shares of the Company’s common stock and MIML has beneficial ownership of shares of the Company’s common stock. Through its parent-subsidiary relationship to MIM (US) and MIML, MFC may be deemed to have beneficial ownership of these same shares.

The following table provides information as of March 16, 2020 about the shares of Coastal Financial common stock that may be considered to be beneficially owned by each director or nominee for director of the Company, by those Named Executive Officers of the Company listed in the Summary Compensation Table and all directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has directly or indirectly, sole or shared voting or investment power, and any shares which the person would have the right to acquire beneficial ownership of within 60 days through the exercise of any stock option or other right.

Unless otherwise indicated, none of the shares listed are pledged as security and each of the listed individuals has sole voting and investment power with respect to the shares shown.

Name	Number of Shares Owned		Percent of Stock Outstanding (1)
Directors and Director Nominees:
Christopher D. Adams	19,092	(2)	*
Sadhana Akella-Mishra	281	(3)	*
Andrew R. Dale	134,070	(4)	1.12%
John M. Haugen, Jr.	99,287	(5)	*
Steven D. Hovde	1,709,738	(6)	14.33%
Thomas D. Lane	100,239	(7)	*
Stephan Klee	617	(8)	*
Andrew P. Skotdal	510,018	(9)	4.28%
Eric M. Sprink	241,318	(10)	1.99%
Gregory A. Tisdel	10,521	(11)	*
Named Executive Officers Who Are Not Directors:
Joel G. Edwards	27,960	(12)	*
Russ A. Keithley	11,310	(13)	*
All directors, nominees and executive officers as a group (14 persons)	2,922,790		24.02%

* Represents less than 1% of the Company’s outstanding shares.
(1) Based on 11,928,413 shares of Company common stock outstanding and entitled to vote as of March 16, 2020.
(2) Includes (i) 18,475 shares owned individually by Mr. Adams and (ii) 617 shares of unvested restricted stock.
(3) Includes 281 shares of unvested restricted stock.

(4)  Includes (i) 59,860 owned individually by Mr. Dale, (ii) 74,156 shares owned by Montlake Capital LLC for which Mr. Dale is the Managing Principal and (iii) 54 shares owned by Montlake Capital Advisor II LLC for which Montlake Capital LLC holds all of the capital and voting interests.

(5)  Includes (i) 88,486 shares owned individually by Mr. Haugen, (ii) 617 shares of unvested restricted stock, (iii) 5,184 shares held by Mr. Haugen’s individual retirement account, (iv) 3,000 shares held by Mr. Haugen's living family trust and (v) 2,000 shares held by Mr. Haugen’s spouse

(6) Includes (i) 1,709,121 shares owned individually by Mr. Hovde and (ii) 617 shares of unvested restricted stock.
(7) Includes (i) 99,622 shares held by Mr. Lane jointly with his spouse, as to which Mr. Lane shares voting and dispositive power and (ii) 617 shares of unvested restricted stock.
(8) Includes 617 shares of unvested restricted stock.

(9)  Includes (i) 8,636 shares owned individually by Mr. Skotdal, (ii) 617 shares of unvested restricted stock, (iii) 347,757,shares owned by a business entity as to which Mr. Skotdal shares voting and dispositive power, (iv) 37,888 shares owned by a corporation as to which Mr. Skotdal shares voting and dispositive power, (v) 1,600 shares held by Mr. Skotdal’s spouse, (vi) 33,520 shares held in trusts for Mr. Skotdal’s children over which Mr. Skotdal exercises voting and dispositive power, and (vii) 80,000 shares owned with his sibling as to which Mr. Skotdal shares voting and dispositive power.

(10)  Includes (i) 14,126 shares owned by Mr. Sprink jointly with his spouse, as to which Mr. Sprink shares voting and dispositive power, (ii) 4,847 shares held by Mr. Sprink through the Bank’s 401(k) plan, (iii) 1,200 shares held by Mr. Sprink's children, as to which Mr. Sprink shares voting and dispositive power, and (iv) 221,145 shares of Company common stock underlying options that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date. Excludes 135,362 shares of Company common stock underlying options that are subject to vesting.

(11) Includes (i) 9,039 shares owned by Mr. Tisdel individually, (ii) 617 shares of unvested restricted stock and (iii) 865 shares owned by a corporation controlled by Mr. Tisdel.

(12)  Includes (i) 20,560 shares owned directly by Mr. Edwards and (ii) 7,400 shares of Company common stock underlying options that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date. Excludes 32,800 shares of Company common stock underlying options that are subject to vesting.

(13)    Includes (i) 3,900 shares held by Mr. Keithley through the Bank's 401(k) plan, (ii) 7,410 shares of Company common stock underlying options that were exercisable as of the Record Date or may be exercised within 60 days after the Record Date. Excludes 17,690 shares of Company common stock underlying options that are subject to vesting.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with Section 16(a) filing requirements for transactions in our common stock during the year ended December 31, 2019, except for four late reports on Form 4 filed by Eric Sprink, Joel Edwards, Russell Keithley, and John Dickson in February 2019, in each case to report the acquisition of options to acquire shares of the Company common stock.

OTHER INFORMATION

Policies and Procedures for Approval of Related Persons Transactions

We maintain a Policy and Procedures Governing Related Person Transactions, which is a written policy and set of procedures for the review and approval or ratification of transactions involving related persons. Under the policy, related persons consist of directors, director nominees, executive officers, persons or entities known to us to be the beneficial owner of more than five percent of any outstanding class of the voting securities of the Company, or immediate family members or certain affiliated entities of any of the foregoing persons.

Transactions covered by the policy consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:

•

the aggregate amount involved will or may be expected to exceed the lesser of $120,000 or one percent of the average of the Company's total assets at the end of the fiscal year ended December 31, 2019 and December 31, 2018;

•	the Company is, will, or may be expected to be a participant; and
•	any related person has or will have a direct or indirect material interest.

The policy excludes certain transactions, including:

•	any compensation paid to an executive officer of the Company if the Compensation Committee of the Board approved (or recommended that the Board of Directors approve) such compensation;
•	any compensation paid to a director of the Company if the Board of Directors or an authorized committee of the Board of Directors approved such compensation;
•

any transaction with a related person involving consumer and investor financial products and services provided in the ordinary course of the Company’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties or to the Company’s employees on a broad basis (and, in the case of loans, in compliance with the Sarbanes-Oxley Act of 2002); and

•

any extension of credit with a related person provided in the ordinary course of the Company’s business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans provided to unrelated third parties and which did not involve more than the normal risk of collectability or present other unfavorable features. However, loans on nonaccrual status or that are past due, restructured or potential problem loans are not considered excluded transactions.

Related person transactions will be approved or ratified by the Audit Committee. In determining whether to approve or ratify a related person transaction, the Audit Committee will consider all relevant factors, including:

•	whether the terms of the proposed transaction are at least as favorable to the Company as those that might be achieved with an unaffiliated third party;
•	the size of the transaction and the amount of consideration payable to the related person;
•	the nature of the interest of the related person;
•	whether the transaction may involve a conflict of interest; and
•	whether the transaction involves the provision of goods and services to the Company that are available from unaffiliated third parties.

A member of the Audit Committee who has an interest in the transaction will abstain from voting on approval of the transaction, but may, if so requested by the chair of the Audit Committee, participate in some or all of the discussion.

Transactions with Related Persons

The Company or the Bank may occasionally enter into transactions with certain “related persons.” Related persons include our executive officers, directors, beneficial owners of 5% or more of our common stock, immediate family members of or other persons sharing a household with these persons and entities in which one of these persons has a direct or indirect material interest. We generally refer to transactions with these related persons in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of the Company's total assets at the end of the fiscal year ended December 31, 2019 and December 31, 2018 as “related party transactions.”

Certain Related Party Transactions

The following is a description of transactions since January 1, 2016, including currently proposed transactions to which we have been or are to be a party in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of the Company's total assets at the end of the fiscal year ended December 31, 2019 and December 31, 2018, and in which a related party had or will have a direct or indirect material interest.

Investment Agreements. On March 30, 2011, in connection with the completion of a private placement of the Company’s common stock in which the Company raised gross proceeds of approximately $5.3 million, the Company entered into substantially identical Investment Agreements with CJA Private Equity Financial Restructuring Master Fund I LP (the Gapstow fund), Montlake Capital II, L.P. and Montlake Capital II-B, L.P. (collectively, the Montlake funds), and Steven D. Hovde, a member of the Company’s Board of Directors. The Company subsequently entered into substantially identical Investment Agreements with the Gapstow fund and the Montlake funds in 2012 in connection with the completion of a private placement of the Company’s common stock and nonvoting common stock in which the Company raised gross proceeds of approximately $9.0 million. Under these Investment Agreements, the Gapstow fund, the Montlake funds and Mr. Hovde have each agreed to certain restrictions for so long as such investor holds 4.9% or more of the Company’s outstanding common stock, including not to (i) acquire any of the Company’s voting securities if such acquisition would result in the investor or its affiliates controlling the Company for purposes of the Bank Holding Company Act of 1956 or the Change in Bank Control Act, owning 25% or more of the total equity of the Company (provided that, pursuant to certain of the Investment Agreements, the investor may not acquire securities that would result in the ownership of 33% or more of the Company’s total equity if the investor owns less than 15% of any class of the Company’s voting securities) or having beneficial ownership or control of 25% or more of any class of the Company’s voting securities, (ii) make or participate in any solicitation of proxies to vote, or seek to advise or influence any person with respect to the voting of, any of the Company’s voting securities, (iii) propose a director or slate of directors in opposition to a nominee or slate of nominees proposed by us, call a meeting of shareholders or initiate any proposal for action by shareholder of the Company, form or join a group with respect to any of the Company’s voting securities, or otherwise act alone or in concert with others to influence or control the Company’s management, Board of Directors or policies, (iv) bring any action to contest the validity of the restrictions in the Investment Agreement or seek a release, or request an amendment or waiver, of any of the restrictions in the Investment Agreement, (v) enter into, or agree, offer, propose or seek to enter into, any business combination relating to all or part of the Company or the Bank, (vi) publicly disclose any intention, plan or arrangement inconsistent with the foregoing restrictions, (vii) enter into any agreement with us that substantially limits the discretion of the Company’s management over major policies and decisions, or (viii) dispose or threaten to dispose of the investor’s equity interest in the Company as a condition or inducement of specific material action or non-action by us. The Company have agreed not to adopt any “poison pill” or shareholder rights plan that would limit the investors’ rights to acquire shares up to the limits described in clause (i) above.  Montlake funds distributed the majority of its shares to its investors in June 2019 and Montlake funds no longer owns 4.9% or more of the Company, so the terms of the agreement no longer apply.

The investment agreement with the Gapstow fund has been terminated, as they no longer have any ownership in the Company.

The Investment Agreements require us to elect or appoint a representative of the Montlake funds and Mr. Hovde to the Board of Directors of the Company and the Bank, subject to the satisfaction of all legal and governance requirements regarding service as a director and approval of the Company’s nominating committee, for as long as the investor owns 4.9% or more of the Company’s outstanding common stock. The Investment Agreements also require us to recommend to shareholders the election of the investors’ board representatives, to use the Company’s best efforts to cause them to be elected and to appoint each of the investors’ board representatives to two committees of the Board of Directors, subject to meeting applicable governance rules and guidelines. Under the Investment Agreement, for as long as the investor owns 4.9% or more of the Company’s outstanding common stock, the investors’ board representatives are prohibited from serving as chairman of the Board of Directors or chairman of any board committee. Messrs. Dale and Hovde serve on the Company’s Board of Directors under the terms of the Investment Agreements. Montlake funds distributed the majority of its shares to its investors in June 2019 and Montlake funds no longer owns 4.9% or more of the Company, so the terms of the agreement no longer apply.

Mr. Hovde has the right, upon notice to the Company, to convert all or a portion of his shares of common stock into an equivalent number of shares of nonvoting common stock. Further, Hovde Group, LLC, for which Mr. Hovde is Chairman and Chief Executive Officer, served as an underwriter for our initial public offering in 2018 and received material underwriting discounts and commissions.

The foregoing description of the Investment Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Investments Agreements, which have previously been filed with the SEC.

Silver Lake Lease. Effective June 4, 2008, the Company entered into a lease with respect to the Company’s Silver Lake facility with a limited liability company that is owned by John M. Haugen, Jr., who is one of the Company’s directors. The lease had an initial term of ten years that ended June 30, 2018, with four renewal options of five years each. The Company has exercised the Company’s option to extend the lease for an additional ten years through June 30, 2028. The lease provides for a monthly base rent of $15,150 for the initial year of the renewal term and is subject to increase annually thereafter based on the consumer price index. The Company is also responsible for real property taxes, utilities, maintenance, repairs and alterations. For 2019, total lease payments were $182,000. Mr. Haugen has a related party loan with the Company that is secured by the Silver Lake facility.

Downtown Everett Lease. On October 21, 1996, the Company entered into a lease with respect to the Company’s downtown Everett branch facility with a group of investors that includes a limited liability company in which Andrew P. Skotdal, who is one of the Company’s directors, has an interest. The lease commenced in 1997 for a period of ten years and has been renewed through March 31, 2024. The lease, as amended, provides for a minimum monthly rent of $45,520, subject to possible reduction of $3,000 per month for a 36-month period in connection with construction on an adjoining property. The Company is also responsible for real property taxes, utilities, maintenance, repairs and alterations. For 2019, total lease payments were $546,000.

Entangle BaaS Agreement.  The Bank provides Banking as a Service ("BaaS") through its CCBX Division to enable broker dealers and digital financial service providers to offer their clients banking services. On March 23, 2020, the Company entered into a Development Partner Agreement ("Entangle Agreement") with Entangle Inc., a financial technology provider ("Entangle"). Entangle is currently a subsidiary of Diagram Corporation and is expected to imminently become a portfolio company of Diagram Ventures II LP (“DVLP II”). The general partner of DVLP II is Diagram Ventures II GP Inc.  Sagard Holdings ULC has a 50% stake in Diagram Ventures II GP Inc. Stephan Klee, who is a director of the Bank and the Company, is the chief financial officer of Sagard Holdings ULC.  Under the Entangle Agreement, the Company will invest $250,000 in Entangle and the Bank will pay an aggregate of $125,000 in pre-paid license fees after Entangle satisfies certain requirements under the Entangle Agreement.

Ordinary Banking Relationships

In the ordinary course of the Company’s business, we have engaged in ordinary banking transactions with the Company’s directors, executive officers, their immediate family members and companies in which they may have more than 5% beneficial ownership interest, including deposit relationships and loans to such persons and companies. Any such transactions were made on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time as comparable transactions with persons who were not related to us. Any loans that we make to the Company’s officers, directors and principal shareholders, as well as their immediate family members and affiliates, are approved by the Company’s Board of Directors in accordance with applicable bank regulatory requirements. No related party loans involve more than the normal credit collection risk and do not present any other unfavorable features to us. As of December 31, 2019, we had $10.3 million of loans outstanding to the Company’s directors and officers, their immediate family members and their affiliates, while deposits from this group totaled $3.0 million. As of December 31, 2019, no related party loans were categorized as nonaccrual, past due, restructured or potential problem loans. We expect to continue to enter into transactions in the ordinary course of business on similar terms with the Company’s directors and officers, as well as their immediate family members and affiliates.

Shareholder Communications

The Company encourages shareholder communications to the Board of Directors and/or individual directors. Shareholders who wish to communicate with the Board of Directors or an individual director should send their communications to the care of Joel G. Edwards, Corporate Secretary, Coastal Financial Corporation, 5415 Evergreen Way, Everett, Washington 98203. Communications regarding financial or accounting policies should be sent to the attention of the Chairperson of the Audit Committee. All other communications should be sent to the attention of the Chairperson of the Governance & Nominating Committee.

IS VALID ONLY WHEN SIGNED AND DATED.

COASTAL FINANCIAL CORPORATION

C/O TRANSFER ONLINE, INC.

512 SE SALMON ST

PORTLAND, OR 97214

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THIS PROXY CARD

0000450931_1 R1.0.1.18

For     Withhold       For AllTo    withhold   authority to vote for any

AllAllExceptindividual nominee(s), mark “For All

The Board of Directors recommends you vote FORExcept” and write the number(s) of the the following:nominee(s) on the line below.

000

1. Election of 2 Directors for a 3-year term,

Nominees

01   Andrew P. Skotdal02 Gregory A. Tisdel

The Board of Directors recommends you vote FOR the following proposal:ForAgainst Abstain

2. Ratification of the appointment of Moss Adams LLP as the independent registered public accounting firm for the000 fiscal year 2020.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here.0

(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is available at www.proxyvote.com

COASTAL FINANCIAL CORPORATION

Annual Meeting of Shareholders May 18, 2020 6:00 PM

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Eric Sprink and Christopher Adams as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of COASTAL FINANCIAL CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholder(s) to be held at 6:00 PM, PDT on May 18, 2020, the principal office of Coastal Community Bank, located at 5415 Evergreen Way, Everett, Washington, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations made by Coastal Financial Corporation Board of Directors. The proxies will vote in their discretion upon any and all other matters that may properly come before the meeting and any adjournment or postponement thereof.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000450931_2 R1.0.1.18

14106_2 R1.0.1.18 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is available at www.proxyvote.com COASTAL FINANCIAL CORPORATION Annual Meeting of Shareholders May 18, 2020 6:00 PM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Eric Sprink and Andrew Skotdal as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of COASTAL FINANCIAL CORPORATION that the shareholder(s) is/ are entitled to vote at the Annual Meeting of shareholder(s) to be held at 6:00 PM, PDT on May 18, 2020, the principal office of Coastal Community Bank, located at 5415 Evergreen Way, Everett, Washington, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted 'FOR' the director nominees and proposals made by Coastal Financial Corporation Board of Directors. Continued and to be signed on reverse side